EXHIBIT 99.2


News                                                   [Southern Company Logo]

Media Relations Contact:                           Investor Relations Contact:
Todd A. Terrell  (404) 506-0566 office             Glen Kundert  (404) 506-5195
                 (404) 223-0230 media line
                 (770) 671-4045 pager
                 http://www.southernco.com/site/newsroom/

                                                                April 17, 2000

               Southern Company Announces Initial Public Offering
                               of Southern Energy

         ATLANTA - - Southern Company (NYSE: SO) announced today its board of directors has approved an initial public offering of up to 19.9 percent of its Southern Energy Inc. subsidiary. Southern Company also announced that it is planning to spin off to holders of Southern Company common stock the remaining ownership of Southern Energy within 12 months of the initial public offering. The spinoff would be subject to a number of market and other conditions.

         These transactions would create two large stand-alone publicly traded energy companies: Southern Company, the leading electric utility in the southeastern United States, and Southern Energy, one of the largest independent power producers and energy marketers in the world.

         Within a few weeks, Southern Energy expects to file a registration statement with the Securities and Exchange Commission for the initial public offering of Southern Energy shares. The offering is expected to take place in late summer or early fall.

         "The initial public offering and the subsequent spinoff will provide a clean separation of our traditional southeastern operations and our global unregulated energy business," said Southern Company Chairman and Chief Executive Officer A.W. "Bill" Dahlberg.

                                    - more -

NEWS RELEASE                                                     APRIL 17,2000

         "The transactions will give the investment community the opportunity to assign more appropriate stand-alone valuations to each company and make more focused investment decisions," Dahlberg said. "The separation also will enable each company to focus on its core strengths.

         "Southern Company will continue to concentrate on the business we know best, in the region we know best and with the customers we know best," he added. "Southern Company's traditional business is among the strongest in the industry. We operate in a rapidly growing region and our wholesale energy business in the Southeast and our expanding telecommunications business provide excellent platforms for growth."

         Dahlberg said Southern Company is committed to a goal of maintaining its current annual dividend of $1.34 per share and to grow the dividend over time consistent with earnings expectations.

         Following the spinoff, Southern Company's target will be to grow earnings per share at an average annual rate of 3 to 5 percent.

         Southern Company (NYSE: SO) is an international energy company that operates more than 48,000 megawatts of electric generating capacity worldwide. It is the largest producer of electricity in the United States and one of the world's largest independent power producers. Southern Company subsidiaries and their affiliates serve 12 million retail customers worldwide and millions more through the wholesale market. Based in Atlanta, Southern Company is the parent firm of Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric.

         Southern Energy Inc., with operations in 12 countries on five continents, develops, builds, owns and operates power production and delivery facilities and provides a broad range of services to utilities and industrial companies around the world. Its Southern Company Energy Marketing unit provides energy risk management, marketing and financial services and other energy-related commodities, products and services to customers in North America.

         An initial public offering and spinoff of Southern Energy would be subject to the development of definitive separation terms, further corporate approvals, market and other conditions, and government actions, including receipt of a favorable Internal Revenue Service ruling that the separation would be tax-free to Southern Company and its shareholders for U.S. federal income tax purposes. While an initial public offering of Southern Energy common stock is planned for late summer or early fall of 2000 and a full separation within 12 months following the initial public offering, it should be noted that due to the numerous uncertainties involved in these matters, there can be no assurance that an initial public offering or full separation will be completed as described or within the time periods outlined above.

                                    - more -

NEWS RELEASE                                                     APRIL 17,2000

         This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

         Portions of this document may constitute "forward-looking statements" as defined by federal securities law. Although Southern Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in Southern Company's reports filed with the Securities and Exchange Commission.

                                      # # #